UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2021

Fidus Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	814-00861	27-5017321
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1603 Orrington Avenue, Suite 1005

Evanston, Illinois 60201

(Address of Principal Executive Offices, Including Zip Code)

(847) 859-3940

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FDUS	The NASDAQ Global Select Market
6.000% Notes due 2024	FDUSZ	The NASDAQ Global Select Market
5.375% Notes due 2024	FDUSG	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 1, 2021, Fidus Investment Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Fidus Investment Advisors, LLC and Raymond James & Associates, Inc., as representative of the several underwriters named in Exhibit A thereto, in connection with the issuance and sale of $125.0 million aggregate principal amount of the Company’s 3.50% Notes due 2026 (the “Offering”). The closing of the Offering is expected to occur on October 8, 2021, subject to customary closing conditions.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (Registration No. 333-253525) previously filed with the Securities and Exchange Commission (the “SEC”), as supplemented by a preliminary prospectus supplement dated October 1, 2021, a final prospectus supplement dated October 1, 2021, and the pricing term sheet filed with the SEC on October 1, 2021. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

Redemption of 6.000% Notes due 2024

On October 1, 2021, the Company caused notices to be issued to the holders of its 6.000% Notes due 2024 (CUSIP No. 316500 305; NASDAQ: FDUSZ) (the “February 2024 Notes”) regarding the Company’s exercise of its option to redeem, in whole, the remaining issued and outstanding February 2024 Notes, pursuant to Section 1104 of the base indenture dated as of February 2, 2018, between the Company and U.S. Bank National Association, as trustee (the “Base Indenture”), and Section 1.01(h) of the Second Supplemental Indenture dated as of February 8, 2019. The Company will redeem $19,000,000 in aggregate principal amount of issued and outstanding February 2024 Notes on November 2, 2021 (the “February 2024 Notes Redemption Date”). The Notes will be redeemed at 100% of their principal amount ($25 per Note), plus the accrued and unpaid interest thereon, through, but excluding, the February 2024 Notes Redemption Date. The February 2024 Notes will be delisted from the Nasdaq Global Select Market in connection with the consummation of the redemption. A copy of the notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Redemption of 5.375% Notes due 2024

On October 1, 2021, the Company caused notices to be issued to the holders of its 5.375% Notes due 2024 (CUSIP No. 316500 404; NASDAQ: FDUSG) (the “November 2024 Notes”) regarding the Company’s exercise of its option to redeem, in whole, all issued and outstanding November 2024 Notes, pursuant to Section 1104 of the Base Indenture and Section 1.01(h) of the Third Supplemental Indenture dated as of October 16, 2019. The Company will redeem $63,250,000 in aggregate principal amount of issued and outstanding November 2024 Notes on November 2, 2021 (the “November 2024 Notes Redemption Date”). The Notes will be redeemed at 100% of their principal amount ($25 per Note), plus the accrued and unpaid interest thereon, through, but excluding, the November 2024 Notes Redemption Date. The November 2024 Notes will be delisted from the Nasdaq Global Select Market in connection with the consummation of the redemption. A copy of the notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of October 1, 2021, by and among Fidus Investment Corporation, Fidus Investment Advisors, LLC and Raymond James & Associates, Inc.

99.1	Notice of Redemption of 6.000% Notes due 2024

99.2	Notice of Redemption of 5.375% Notes due 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2021	Fidus Investment Corporation

	By:	/s/ Shelby E. Sherard
Shelby E. Sherard
Chief Financial Officer and Secretary